Exhibit 10.1

FIRST AMENDMENT TO

MAGELLAN MIDSTREAM PARTNERS'

LONG-TERM INCENTIVE PLAN

April 25, 2007

This First Amendment (this "Amendment") to the Magellan Midstream Partners' Long-Term Incentive Plan, as amended and restated effective October 26, 2006 (the "Plan"), is effective as of April 25, 2007 upon the receipt of approval of the common unitholders at the 2007 Annual Meeting of Limited Partners of Magellan Midstream Partners, L.P. (the "Partnership"). Capitalized terms used but not defined herein are used as defined in the LTIP.

RECITALS:

WHEREAS, the Plan's purpose is to promote the interests of the Partnership by providing to directors of Magellan GP, LLC, its general partner, and employees who perform services for the Partnership incentive compensation awards for superior performance and to enhance the ability of the Partnership to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership; and

WHEREAS, the Partnership desires to amend the Plan to increase the total number of common units authorized to be issued under the Plan from 1,400,000 to 3,200,000 common units in order to further the purpose of the Plan.

NOW THEREFORE, the Plan is amended as follows:

Section 1. Amendment.

(a) Section 4(a) is hereby amended and restated in its entirety to read as follows:

(a) Units Available. Subject to adjustment as provided in Section 4(c), the number of Units with respect to which Awards may be granted under the Plan is 3,200,000. If any Phantom Units is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Awards, to the extent of such forfeiture, termination or cancellation, shall again be Units with respect to which Awards may be granted.

Section 2. Ratification of the Plan. Except as expressly modified and amended herein, all of the terms and conditions of the Plan shall remain in full force and effect.

Section 3. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

Magellan Midstream Partners, L.P.

By: Magellan GP, LLC, its General Partner

By: /s/ Don R. Wellendorf

Name: Don R. Wellendorf

Title: Chairman, President and CEO